                                                                    EXHIBIT 10.1

NOTE:  Certain portions of this Amendment No. 2 to Research, Development and
----
Commercialization Agreement, which are identified by the symbol "[*    *]", have
been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


                              AMENDMENT NO. 2 TO
             RESEARCH, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT


This Amendment No. 2, dated as of October 4, 2001 (the "Effective Date"), is between 3-Dimensional Pharmaceuticals, Inc. ("3DP"), a Delaware Corporation, and Centocor, Inc ("Centocor"), a Pennsylvania Corporation. Johnson & Johnson, a New Jersey corporation ("J&J") is a party to this Agreement as a guarantor of the performance under this Agreement of Centocor and its Affiliates.

                                R E C I T A L S
                                ---------------

WHEREAS, 3DP and Centocor entered into a Research, Development and Commercialization Agreement dated December 29, 2000 (the "Agreement"), as amended by an Amendment No. 1 dated January 23, 2001, pursuant to which, among other things, 3DP is willing to grant certain licenses to patent applications, patents and know-how to Coagulation Protease Inhibitors (as defined in the Agreement) to Centocor; and

WHEREAS, 3DP and Centocor desire to make certain revisions to the Agreement, as specified in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment, 3DP and Centocor hereby agree as follows:

1.   Definitions.  Capitalized terms used in this Amendment and not otherwise
     -----------
     defined herein shall have the meanings ascribed to such terms in the Agreement.

2.   Delete Section 1.10 in its entirety and replace with the following:

     1.10. "Completion of a [*           *]" means the receipt by Centocor of a
draft report containing all[*                     *].


3.   Delete Section 1.18 in its entirety and replace with the following:

     1.18.     "Coagulation Protease Inhibitor" means:  (a) [*

                        *], that are discovered, synthesized or acquired (to the extent such composition of matter is not encumbered at the time of its discovery, synthesis or acquisition) by 3DP or Centocor during the Research Term, and up until [*
        *] after the end of the Research Term (i) which has [*

               *] or as set forth on Exhibit 1.18 (as may be amended from
                                     ------------
          time to time by mutual agreement of the Parties) is at least[*     *],
          including, but not limited to,[*                         *] or as set
          forth on Exhibit 1.18; and (ii) [*                                 *].
                   ------------

          (b)  Notwithstanding the foregoing, [*                             *].

          (c)  Notwithstanding the foregoing, this definition excludes [*    *].

          (d) Further, notwithstanding the foregoing, in the event that Centocor obtains rights to or acquires a compound for drug development from a Third Party during the Research Term, and up
               until [*     *] after the end of the Research Term, that [*
                                *], except that [*     *] of this Agreement.
                      For example, [*         *] of the Agreement.

4.   Insert a new subsection 3.6.5 as follows:

     3.6.5 In addition to and notwithstanding section 3.6.2, 3DP shall add, at
     3DP's sole expense, [*        *] to the Research Program, per the Research
     Plan for the [*             *].

5. Delete section 4.1 entitled "Centocor's Right to Select Coagulation Protease Inhibitors" in its entirety and replace with the following:


     4.1 Centocor's Right to Select Coagulation Protease Inhibitors. Centocor shall, in consultation with the JRC, be solely responsible for and shall have the exclusive right to select Coagulation Protease Inhibitors for Development. This right to select Coagulation Protease Inhibitors shall not terminate with the expiration of the Research Term, but rather shall continue thereafter, since once Coagulation Protease Inhibitors become Coagulation Protease Inhibitors they shall remain as such. Moreover, the license granted under Section 2.1 shall likewise continue beyond the end of the Research Term. Once a Coagulation Protease Inhibitor is selected to enter Pre-Phase I, Centocor shall have the sole right to Develop the Coagulation Protease Inhibitor (except as provided in Section 4.7), including, but not limited to, preparing, filing and exclusively owning, all Drug Approval Applications and obtaining and exclusively owning all Regulatory Approvals on a worldwide basis. Centocor will notify 3DP in writing when a Coagulation Protease Inhibitor has been designated as a Subsequent Composition or a Replacement Composition. Once designated as a Subsequent Composition, if Development of the lead Coagulation Protease Inhibitor is terminated, Centocor shall have the right to re-designate a Subsequent Composition as a Replacement Composition, in which case future milestones will be paid as a Replacement Composition under Section 6.3, and for any milestones already paid on such Subsequent Composition under Section 6.4, Centocor shall receive a credit against future milestones due on additional Subsequent Compositions under Section 6.4. The parties agree that 3DP may,
               at its own expense, [*      *]. The parties may discuss any such
               results of [*                     *] at the JRC.

6.   Delete subsection 3.3.3 in its entirety and replace with the following:

     3.3.3 The JRC will set specific Research Program goals, evaluate the results of the Research Program, discuss information relating to the Research Program and ensure that there is appropriate
               scientific direction for the collaboration. [*      *] During
               the Research Term, either Party may propose changes to the Research Plan which will be discussed by the JRC. If, after discussion, the JRC mutually agrees upon such proposed change, the Research Plan shall be modified to incorporate such change. If the JRC cannot reach agreement on any proposed change to the Research Plan, the Research Plan currently in effect will remain in effect. Regardless of the number of representatives from each Party, each Party shall present one consolidated view and have one vote on any issue in dispute.

7.   Delete subsection 6.2.1 in its entirety and replace with the following:

     6.2.1.  Upon [*      *], which will be deemed achieved upon [*          *]:
                         [*       *] Dollars ($[*    *]).

8. All references in the Agreement to "Direct Thrombin Inhibitor" shall be deleted and replaced with "Coagulation Protease Inhibitor."


IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Amendment No. 2 as a sealed instrument effective as of the date first above written.


     3-DIMENSIONAL PHARMACEUTICALS, INC.



By:   /s/ David C. U'Prichard
     -----------------------------------

Name: David C. U'Prichard
      ----------------------------------

Title:     CEO
       ---------------------------------



                      [SIGNATURES CONTINUED ON NEXT PAGE]

     CENTOCOR, INC.



By:    /s/ William A. Vernon
    ------------------------------------------

Name:  William A. Vernon
      ----------------------------------------

Title: President, Commercial Operations
       ---------------------------------------



     GUARANTOR FOR CENTOCOR

     JOHNSON & JOHNSON



By:    /s/ David P. Holveck
    ------------------------------------------

Name:  David P. Holveck
      ----------------------------------------

Title: Company Group Chairman
       ---------------------------------------